SUB-ITEM 77D

The MFS Floating Rate High Income Fund, a series of MFS Series Trust X, expanded disclosure regarding derivative securities, as described in the Principle Risks of an Investment section of the Prospectus contained in Post-Effective Amendment No. 59 to the Registration Statement (File Nos. 33-1657 and 811-4492), as filed with the Securities and Exchange Commission via EDGAR on December 29, 2005, under Rule 485 of the Securities Act of 1933. Such description is incorporated herein by reference.